Exhibit 99.1

Forex International Trading Corp. Announces Change in Management and Board

Haifa- Israel, November 16, 2011 (BUSINESS WIRE) - Forex International Trading Corp. (the "Company") (OTCBB: FXIT), announces a change in management and board.

On November 15, 2011, Liat Franco was appointed to serve as the Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and a director of the Company. As a result of the refusal of management of Triple 8 Ltd. (“Asset” or “Triple”), which the Company owns approximately 49.90%, to provide financial statements for Triple, the Board of Directors elected to appoint Mrs. Franco, who is an attorney licensed in the United States and Israel, as an executive officer and director to handle this matter.

Mrs. Franco graduated with a B.A. Magna Cum Laude from the University of California at Los Angeles and holds a J.D. from the UCLA School of Law in California where she specialized in corporate law, which she received in 2003.  Prior to joining the Company, Mrs. Franco served as a Security Officer for foreign consulate in Beverly Hills, California, from 2003 until 2009.  From 2009 to the present Mrs. Franco has served as a lecturer on contract law and evidence law at foreign college.  Mrs. Franco is licensed as an attorney in the State of California, the State of New York and in the State of Israel.

Furthermore, on November 15, 2011, Darren Dunckel resigned as an executive officer and director of the Company and both William Glass and Stewart Reich also resigned as directors.

Mrs. Franco stated: “I appreciate the trust and I will do anything in my power to pursue the Company’s interests. I strongly believe that my legal expertise in both jurisdictions (Israel where Asset’s operating subsidiary operates, and the USA) will assist to retrieve the confidence between the Company and Asset. I will devote all my knowledge and contacts to resolve the issues as soon as possible and bring to the Company’s shareholders the optimal economic value. I also intend to address all the aspect of the Company’s interests including trying to resolve the outstanding Notes in default that the Company issued as part of Asset’s acquisition. After evaluating the Company’s position, I will update the shareholders about the steps I intend to alleviate the current situation.”

Mr. Dunckel stated “as a result of the Triple’s actions, I am no longer capable of performing my duties as CEO and Director. As the Triple’s actions included the removal of the sole director of the Asset’s subsidiary which was the Company’s representative, the geographic distance as well as the domestic rules in the State of Israel represents an impossible task to address. Therefore, the appointment of Mrs. Franco seems as the best way to secure value to the Company. As a shareholder with the Company where members of my family invested cash to acquire their position, unless the issues are resolved by Mrs. Franco in “real time”, I intend to seek all means of restitution against the Asset for the damages created by the Triple’s current management”.

About Forex International Trading Corp.

Headquartered in Haifa, Israel, Forex International Trading Corp. holds an ownership interest in an offshore advanced online trading platform for Forex markets to non U.S. residents.

For more information, please visit: http://www.forex-international-trading.com.

Forward-Looking Statements: This press release contains forward-looking statements, including expected industry patterns and other financial and business results that involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others, whether Forex International Trading Corp. can successfully execute its operating plan; its ability to integrate acquired companies and technology; its ability to retain key employees; its ability to successfully combine product offerings and customer acceptance of combined products; general market conditions; and whether Forex International Trading Corp. can successfully develop new products and the degree to which these gain market acceptance. Actual results may differ materially from those contained in the forward-looking statements in this press release. Forex International Trading Corp. does not undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

Contact:
Forex International Trading Corp.
Liat Franco. CEO
888-333-8075